As filed with the Securities and Exchange Commission on March 7, 2008
Registration No. 333-143864
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 7
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Heritage-Crystal Clean, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	4955 (Primary Standard Industrial Classification Code Number)	26-0351454 (I.R.S. Employer Identification No.)

2175 Point Boulevard,
Suite 375
Elgin, IL 60123
(847) 836-5670
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Joseph Chalhoub
President and Chief Executive Officer
Heritage-Crystal Clean, Inc.
2175 Point Boulevard, Suite 375
Elgin, IL 60123
(847) 836-5670
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Mark A. Harris Heidi J. Steele McDermott Will & Emery LLP 227 W. Monroe Street, Suite 4700 Chicago, Illinois 60606	Larry A. Barden Robert L. Verigan Sidley Austin LLP 1 S. Dearborn Street Chicago, Illinois 60603

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accredited filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

EXPLANATORY NOTE

This Amendment No. 7 is being filed solely to file additional exhibits to the Registration Statement. This Amendment does not modify any provision of the Prospectuses constituting Part I of the Registration Statement or Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, such Prospectuses and Items 13, 14, 15 and 17 of Part II have not been included herein.

Item 16.	Exhibits and Financial Statement Schedules

Exhibit
Number	Exhibit

1.1	Form of Underwriting Agreement**
3.1	Certificate of Incorporation of Heritage-Crystal Clean, Inc.***
3.2	By-Laws of Heritage-Crystal Clean, Inc.***
4.1	Form of Specimen Common Stock Certificate of Heritage-Crystal Clean, Inc.**
5.1	Opinion of McDermott Will & Emery LLP**
10.1	Restated Operating Agreement for Heritage-Crystal Clean, LLC dated October 26, 2004, as amended***
10.2	Second Amended and Restated Credit Agreement**
10.3	Intercreditor Agreement***
10.4	Promissory Note to Bruckmann, Rosser, Sherrill & Co II, L.P. dated December 15, 2004***
10.5	First Amended and Restated Promissory Note to Donald Brinckman dated April 19, 2006***
10.6	First Amended and Restated Promissory Note to Asphalt Refining Company dated December 29, 2006***
10.7	Third Amended and Restated Note by Bank of America, N.A. dated April 20, 2007***
10.8	Employment Agreement, dated as of August 24, 1999 by and between Heritage-Crystal Clean, LLC and Joseph Chalhoub, as amended March 1, 2000***
10.9	Form of Participation Rights Agreement between Heritage-Crystal Clean, Inc. and The Heritage Group**
10.10	Employment Agreement, dated as of March 1, 2000 by and between Heritage-Crystal Clean, LLC and John Lucks***
10.11	Consent of Carmine Falcone to serve as a director***
10.12	Employment Agreement, dated as of November 15, 1999 by and between Heritage-Crystal Clean, LLC and Gregory Ray***
10.13	Consent of Charles E. Schalliol to serve as a director***
10.14	Employment Agreement, dated as of July 14, 2002 by and between Heritage-Crystal Clean, LLC and Tom Hillstrom***
10.15	Consent of Robert W. Willmschen, Jr. to serve as a director***
10.16	Non-Competition and Non-Disclosure Agreement between Donald Brinckman and Heritage-Crystal Clean, LLC dated March 22, 2002***
10.17	Multi-Story Office Building Lease between Heritage-Crystal-Clean, LLC and RP 2 Limited Partnership dated November 28, 2005***
10.18	Heritage-Crystal Clean, LLC Key Employee Membership Interest Trust Agreement dated February 1, 2002, as amended***
10.19	Members Agreements***
10.20	Unit Redemption Agreement between Gregory Ray and Heritage-Crystal Clean, LLC dated November 15, 1999, as amended***
10.21	Unit Purchase and Sale Agreement between Donald Brinckman and The Heritage Group dated March 22, 2002, as amended***
10.22	Unit Purchase and Sale Agreement between BRS-HCC Investment Co., Inc. and Heritage-Crystal Clean, LLC dated February 24, 2004***
10.23	Unit Purchase and Sale Agreement between Joseph Chalhoub and Heritage-Crystal Clean, LLC dated August 24, 1999, as amended***
10.24	Unit Purchase and Sale Agreement between Gregory Ray and Heritage-Crystal Clean, LLC dated November 15, 1999, as amended***
10.25	Heritage-Crystal Clean, Inc. Omnibus Incentive Plan****
10.26	Heritage-Crystal Clean, Inc. Performance-Based Annual Incentive Plan***

Exhibit
Number	Exhibit

10.27	Heritage-Crystal Clean, Inc. Non-Qualified Deferred Compensation Plan**
10.28	Form of Option Grant Agreement under Omnibus Incentive Plan***
10.29	Heritage-Crystal Clean, Inc. Employee Stock Purchase Plan****
10.30	Form of Indemnity Agreement**
10.31	Unit Redemption Agreement between John Lucks and Heritage-Crystal Clean, LLC dated March 1, 2000, as amended***
10.32	Non-Competition and Non-Disclosure Agreement between Joseph Chalhoub and Heritage-Crystal Clean, LLC dated August 24, 1999***
10.33	Non-Competition and Non-Disclosure Agreement between Gregory Ray and Heritage Crystal Clean, LLC dated November 15, 1999***
10.34	Non-Competition and Non-Disclosure Agreement between John Lucks and Heritage-Crystal Clean, LLC dated March 1, 2000***
10.35	Non-Competition and Non-Disclosure Agreement among BRS-HCC Investment Co., Inc., Bruckmann, Rosser, Sherrill & Co. II, L.P., Bruckmann, Rosser, Sherrill & Co., Inc., Bruce C. Bruckmann and Heritage-Crystal Clean, LLC dated February 24, 2004***
10.36	Form of Subscription Agreement to be entered into between Heritage-Crystal Clean, Inc. and the participants in the Direct Placement***
10.37	Amendment No. 6 to Operating Agreement for Heritage-Crystal Clean, LLC dated December 28, 2007***
10.38	Form of Agreement and Amendment No. 7 to Operating Agreement for Heritage-Crystal Clean, LLC**
10.39	Form of Equity Exchange Agreement**
10.40	Form of Agreement and Plan of Merger**
10.41	Form of Signature Page Escrow Agreement**
10.42	Exchange Advisor and Placement Agent Agreement**
10.43	Placement Agent Agreement**
21.1	Subsidiaries of Heritage-Crystal Clean, Inc.**
23.1	Consent of KPMG LLP, Independent Registered Public Accountants***
23.2	Consent of McDermott Will & Emery LLP (contained in their opinion filed as Exhibit 5.1)**
24.1	Powers of Attorney***

*	To be filed by amendment.

**	Filed herewith.

***	Previously filed.

****	Filed herewith to replace previously filed version.

All financial statement schedules are omitted because they are not applicable or not required, or because the required information is provided in our consolidated financial statements or accompanying notes.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elgin, State of Illinois, on this 7th day of March, 2008.

Heritage-Crystal Clean, Inc.
(Registrant)

By:	/s/ Joseph Chalhoub
Joseph Chalhoub
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on March 7th, 2008.

Signature	Title

/s/ Joseph Chalhoub Joseph Chalhoub	President, Chief Executive Officer and Director (Principal Executive Officer of the Registrant)

/s/ Gregory Ray Gregory Ray	Chief Financial Officer, Vice President, Business Management and Secretary (Principal Financial Officer of the Registrant)

* Ellie Chaves	Chief Accounting Officer of the Registrant

* Fred Fehsenfeld, Jr.	Director

* Donald Brinckman	Director

* Bruce Bruckmann	Director

* Pursuant to Power of Attorney
/s/ Gregory Ray Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number	Exhibit

1.1	Form of Underwriting Agreement**
3.1	Certificate of Incorporation of Heritage-Crystal Clean, Inc.***
3.2	By-Laws of Heritage-Crystal Clean, Inc.***
4.1	Form of Specimen Common Stock Certificate of Heritage-Crystal Clean, Inc.**
5.1	Opinion of McDermott Will & Emery LLP**
10.1	Restated Operating Agreement for Heritage-Crystal Clean, LLC dated October 26, 2004, as amended***
10.2	Second Amended and Restated Credit Agreement**
10.3	Intercreditor Agreement***
10.4	Promissory Note to Bruckmann, Rosser, Sherrill & Co II, L.P. dated December 15, 2004***
10.5	First Amended and Restated Promissory Note to Donald Brinckman dated April 19, 2006***
10.6	First Amended and Restated Promissory Note to Asphalt Refining Company dated December 29, 2006***
10.7	Third Amended and Restated Note by Bank of America, N.A. dated April 20, 2007***
10.8	Employment Agreement, dated as of August 24, 1999 by and between Heritage-Crystal Clean, LLC and Joseph Chalhoub, as amended March 1, 2000***
10.9	Form of Participation Rights Agreement between Heritage-Crystal Clean, Inc. and The Heritage Group**
10.10	Employment Agreement, dated as of March 1, 2000 by and between Heritage-Crystal Clean, LLC and John Lucks***
10.11	Consent of Carmine Falcone to serve as a director***
10.12	Employment Agreement, dated as of November 15, 1999 by and between Heritage-Crystal Clean, LLC and Gregory Ray***
10.13	Consent of Charles E. Schalliol to serve as a director***
10.14	Employment Agreement, dated as of July 14, 2002 by and between Heritage-Crystal Clean, LLC and Tom Hillstrom***
10.15	Consent of Robert W. Willmschen, Jr. to serve as a director***
10.16	Non-Competition and Non-Disclosure Agreement between Donald Brinckman and Heritage-Crystal Clean, LLC dated March 22, 2002***
10.17	Multi-Story Office Building Lease between Heritage-Crystal-Clean, LLC and RP 2 Limited Partnership dated November 28, 2005***
10.18	Heritage-Crystal Clean, LLC Key Employee Membership Interest Trust Agreement dated February 1, 2002, as amended***
10.19	Members Agreements***
10.20	Unit Redemption Agreement between Gregory Ray and Heritage-Crystal Clean, LLC dated November 15, 1999, as amended***
10.21	Unit Purchase and Sale Agreement between Donald Brinckman and The Heritage Group dated March 22, 2002, as amended***
10.22	Unit Purchase and Sale Agreement between BRS-HCC Investment Co., Inc. and Heritage-Crystal Clean, LLC dated February 24, 2004***
10.23	Unit Purchase and Sale Agreement between Joseph Chalhoub and Heritage-Crystal Clean, LLC dated August 24, 1999, as amended***
10.24	Unit Purchase and Sale Agreement between Gregory Ray and Heritage-Crystal Clean, LLC dated November 15, 1999, as amended***
10.25	Heritage-Crystal Clean, Inc. Omnibus Incentive Plan****
10.26	Heritage-Crystal Clean, Inc. Performance-Based Annual Incentive Plan***

Exhibit
Number	Exhibit

10.27	Heritage-Crystal Clean, Inc. Non-Qualified Deferred Compensation Plan**
10.28	Form of Option Grant Agreement under Omnibus Incentive Plan***
10.29	Heritage-Crystal Clean, Inc. Employee Stock Purchase Plan****
10.30	Form of Indemnity Agreement**
10.31	Unit Redemption Agreement between John Lucks and Heritage-Crystal Clean, LLC dated March 1, 2000, as amended***
10.32	Non-Competition and Non-Disclosure Agreement between Joseph Chalhoub and Heritage-Crystal Clean, LLC dated August 24, 1999***
10.33	Non-Competition and Non-Disclosure Agreement between Gregory Ray and Heritage Crystal Clean, LLC dated November 15, 1999***
10.34	Non-Competition and Non-Disclosure Agreement between John Lucks and Heritage-Crystal Clean, LLC dated March 1, 2000***
10.35	Non-Competition and Non-Disclosure Agreement among BRS-HCC Investment Co., Inc., Bruckmann, Rosser, Sherrill & Co. II, L.P., Bruckmann, Rosser, Sherrill & Co., Inc., Bruce C. Bruckmann and Heritage-Crystal Clean, LLC dated February 24, 2004***
10.36	Form of Subscription Agreement to be entered into between Heritage-Crystal Clean, Inc. and the participants in the Direct Placement***
10.37	Amendment No. 6 to Operating Agreement for Heritage-Crystal Clean, LLC dated December 28, 2007***
10.38	Form of Agreement and Amendment No. 7 to Operating Agreement for Heritage-Crystal Clean, LLC**
10.39	Form of Equity Exchange Agreement**
10.40	Form of Agreement and Plan of Merger**
10.41	Form of Signature Page Escrow Agreement**
10.42	Exchange Advisor and Placement Agent Agreement**
10.43	Placement Agent Agreement**
21.1	Subsidiaries of Heritage-Crystal Clean, Inc.**
23.1	Consent of KPMG LLP, Independent Registered Public Accountants***
23.2	Consent of McDermott Will & Emery LLP (contained in their opinion filed as Exhibit 5.1)**
24.1	Powers of Attorney***

*	To be filed by amendment.

**	Filed herewith.

***	Previously filed.

****	Filed herewith to replace previously filed version.